UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 7, 2011
SPARTECH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700

Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01.    Regulation FD Disclosure

Senior executives of Spartech Corporation (the “Company”) have participated, and will continue to participate, in meetings with analysts and investors throughout the remainder of this fiscal year. The Company has posted presentation materials, portions of which may be used during the meetings, in the Investors section of its Web site at www.spartech.com. The presentation will remain on the Web site as long as it is in use. Because the information contained in the presentation updates and reiterates information released in conjunction with a Form 8-K filed on September 7, 2011 regarding third quarter earnings, the Company issued a press release on October 6, 2011 to notify the public that the aforementioned presentation was available on its webiste.

The information contained in this Form 8-K, including the press release, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Form 8-K, including the press release, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	Press release of Spartech Corporation dated October 6, 2011

The Registrant will post this Form 8-K on its Internet website at www.spartech.com. References to the Registrant's website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant's website does not constitute part of this Form 8-K or the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011    SPARTECH CORPORATION

By:  /s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development
And Chief Financial Officer
Spartech Corporation